AIM SHORT TERM BOND FUND                                           SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2009
FILE NUMBER:       811-05686
SERIES NO.:        10

72DD.   1  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                   $  2,655
        2  Dividends for a second class of open-end company shares (000's
           Omitted)
           Class C                   $  3,616
           Class R                   $     79
           Class Y                   $     44
           Institutional Class       $  4,114

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                     0.5080
        2  Dividends for a second class of open-end company shares (form
           nnn.nnnn)
           Class C                     0.4861
           Class R                     0.4869
           Class Y                     0.3918
           Institutional Class         0.5330

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                      5,112
        2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class C                      7,826
           Class R                        192
           Class Y                        298
           Institutional Class          7,155

74V.    1  Net asset value per share (to nearest cent)
           Class A                   $   8.55
        2  Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class C                   $   8.54
           Class R                   $   8.56
           Class Y                   $   8.55
           Institutional Class       $   8.55